Stamford Industrial Group, Inc. To Change Stock Ticker Symbol

Stamford, CT, September 12, 2007 - Stamford Industrial Group, Inc. (OTC: STMF.PK), (f/k/a Net Perceptions, Inc.) today announced that its stock ticker symbol on the OTC Pink Sheets Electronic Quotation Service will be changed from “NETP.PK” to “STMF.PK” effective at the commencement of trading on September 13, 2007.

For further information, contact Jonathan LaBarre, Chief Financial Officer at (203) 428-2040.

About Stamford Industrial Group, Inc.

Stamford Industrial Group, Inc. is working to build a diversified global industrial manufacturing group through organic and acquisition growth initiatives that will complement and diversify existing business lines. Concord Steel, Inc., a wholly owned subsidiary of Stamford Industrial Group, acquired in October 2006, is a leading independent manufacturer of steel counter-weights and structural weldments that are incorporated into a variety of industrial equipment, including aerial work platforms, cranes, elevators and material handling equipment. The Company recently changed its name from Net Perceptions, Inc. to Stamford Industrial Group, Inc. to more accurately reflect its current business strategy.

Additional information about Stamford Industrial Group, Inc. can be found at http://www.Stamfordig.com.

This press release includes “forward-looking statements'' within the meaning of the Private Securities Litigation Reform Act of 1995. All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by the Company to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of its control, that may cause its business, strategy or actual results to differ materially from the forward-looking statements. The Company may use words such as "anticipates," "believes," "plans," "expects," "intends," "future," and similar expressions to identify forward-looking statements. These risks and uncertainties are described in the “Risk Factors” section of the Company's filings with the Securities and Exchange Commission, including the Company's latest annual report on Form 10-K and amendments thereto and most recently filed Forms 8-K and 10-Q, which may be obtained at our web site at http://www.stamfordig.com or the Securities and Exchange Commission’s web site at http://www.sec.gov.

Stamford Industrial Group, Inc.
One Landmark Square, 22nd Floor, Stamford, Connecticut 06901
Telephone: (203) 428-2040, Fax: (203) 428-2041, www.stamfordig.com